UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ELECTRO SCIENTIFIC INDUSTRIES, INC.
FORM 8-K
INDEX

Item	Description	Page

Item 1.01	Entry into a Material Definitive Agreement	2

Item 9.01	Financial Statements and Exhibits	2

Signatures		3

Item 1.01     Entry into a Material Definitive Agreement.

On October 16, 2008, Electro Scientific Industries, Inc. (the “Company”) and its wholly owned subsidiary, Zirkon Merger Sub, LLC (“Merger Sub”) entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) with Zygo Corporation (“Zygo”).  Under the Merger Agreement, Zygo will merge into Merger Sub, with Merger Sub surviving, and each share of Zygo common stock will be converted into the right to receive 1.0233 shares of common stock of the Company.  Options and other rights to purchase Zygo common stock will similarly be converted into the right to purchase Company common stock, except that options to purchase Zygo common stock with an exercise price greater than $40 per share will be terminated.

Completion of the Merger is subject to customary conditions, including approval by the shareholders of each of the Company and Zygo and specified regulatory approvals.

The October 16, 2008 press release announcing the Company’s entry into the Merger Agreement is attached as exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title
99.1	Press Release dated October 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 16, 2008

Electro Scientific Industries, Inc.
(Registrant)

		By:	/s/ Paul Oldham
		Name:	Paul Oldham
		Title:	Vice President of Administration,
Chief Financial Officer and Secretary

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